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                                                                     Exhibit 4.3

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK THAT MAY BE PURCHASED UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT, AND NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK THAT MAY BE PURCHASED UPON EXERCISE OF THIS WARRANT CAN BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO THE REGISTRATION PROVISIONS OF SUCH ACTS OR AN EXEMPTION THEREFROM.

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER CONTAINED HEREIN.

MOREOVER, UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE CORPORATION'S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED FROM TIME TO TIME, THE HOLDER OF THIS WARRANT OR THE SHARES OF COMMON STOCK THAT MAY BE PURCHASED UPON EXERCISE OF THIS WARRANT WILL BE OBLIGATED TO SELL OR TRANSFER SUCH SECURITIES TO ANOTHER PERSON, IN ACCORDANCE WITH THE TERMS THEREOF, PURSUANT TO
SECTION 202 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE.

THIS WARRANT CERTIFICATE WAS AMENDED AND RESTATED EFFECTIVE AS OF JUNE 27, 2002 TO REFLECT CHANGES IN THE ANTI-DILUTION PROVISIONS AND THE CORPORATION'S REVERSE STOCK SPLIT, EACH OF WHICH WERE AGREED TO BY THE OWNER AND THE CORPORATION IN CONNECTION WITH THE ISSUANCE OF THE CORPORATION'S SERIES C CONVERTIBLE PREFERRED STOCK.

                                                                        Warrants

                           VOID AFTER AUGUST 30, 2010

                         METAPHORE PHARMACEUTICALS, INC.

                    AMENDED AND RESTATED WARRANT CERTIFICATE

          THIS CERTIFIES THAT for value received _________________, or registered assigns, is the owner of the number of Warrants set forth above, each of which entitles the owner thereof to purchase, upon presentation and surrender of this Warrant Certificate with the Form of Election to Purchase attached hereto duly executed and, subject to Section 13 hereof, accompanied by the aggregate Purchase Price (as defined below) in the form of a certified check (or such other means of cash payment as permitted by the Company) at any time prior to 4:00 P.M. (St Louis time) on August 30, 2010, at the principal executive offices of MetaPhore Pharmaceuticals, Inc, a Delaware corporation (the "Corporation"), one fully paid and nonassessable share of the Common Stock, $0.0119 par value of the Corporation ("Common

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Stock"), at the purchase price of $3.74 per share ("Purchase Price"). No fractional shares of Common Stock will be issued upon exercise of the Warrants evidenced hereby.

     The Warrants are subject to the following provisions, terms and conditions:

     1. The number of Warrants evidenced by this Warrant Certificate (and the number of shares of Common Stock that may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of June 27, 2002 (the "Re-Issue Date"), based on the shares of Common Stock of the Corporation as constituted at such date. In order to prevent dilution of the exercise rights granted under this Warrant, the Purchase Price shall be subject to adjustment from time to time as follows:

     (A) ADJUSTMENTS TO PURCHASE PRICE FOR CERTAIN DILUTING ISSUES.

          (i) SPECIAL DEFINITIONS. For purposes of this Section A, the following definitions apply:

               (a) "OPTIONS" shall mean rights, options and warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities (defined below).

               (b) "ORIGINAL ISSUE DATE" means August 31, 2000.

               (c) "RE-ISSUE DATE" shall have the meaning set forth above.

               (d) "SERIES B WARRANTS" shall mean the Warrants evidenced by this Warrant Certificate and any other warrants issued on the Original Issue Date to purchase up to 35,000 shares (as of the Re-Issue Date, 29,906.52 shares), (less the shares that may be purchased upon exercise of the Warrants evidenced by this Warrant Certificate) of Common Stock of the Corporation at an exercise price of not less than $3.33 per share (as of the Re-Issue Date, $3.74 per share), subject to adjustment for all subdivisions and combinations, to be issued only to agents of certain holders of the Series B Preferred Stock in exchange for the provision Of BONA FIDE research and other services to the Corporation that are not in connection with the offer or sale of securities in a capital-raising transaction or the direct or indirect promotion or maintenance of a market for the Corporation's securities, as interpreted consistently with Rule 701 under the Securities Act;

               (e) "CONVERTIBLE SECURITIES" shall mean any evidences of indebtedness, shares (other than Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or the Amended and Restated Convertible Debenture by and between Pharmacia Corporation ("Pharmacia") and the Corporation dated as of the Re-Issue Date, (originally dated January 26, 1998)) or other securities convertible into or exchangeable for Common Stock.

               (f) "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued (or, pursuant to subsection (ii) of this Section A, deemed to be issued) by the Corporation after the Re-Issue Date, other than shares of Common Stock issued or issuable in any of the following transactions:

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                    (1) in connection with the issuance of Options to purchase or otherwise acquire Common Stock or Convertible Securities to employees, consultants, officers or directors of the Corporation pursuant to stock purchase or stock option plans or agreements on terms from time to time approved by the Board of Directors (including Options granted prior to the Original Issue Date);

                    (2) in connection with acquisition transactions;

                    (3) upon the issuance of securities in connection with commercial credit arrangements, equipment financings or similar transactions;

                    (4) upon conversion of shares of Series A Preferred Stock, Series B Preferred Stock or the Convertible Debenture by and between Pharmacia and the Corporation dated January 26, 1998;

                    (5) upon the issuance or exercise of the Series B Warrants;

                    (6) upon the issuance of securities in a public offering;

                    (7) pursuant to the exercise of Options which are not Additional Shares of Common Stock hereunder,

                    (8) pursuant to which adjustment of the Purchase Price has been made pursuant to the terms hereof; and

                    (9) upon the issuance of shares of Series C Convertible Preferred Stock,

          (ii) DEEMED ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event the Corporation at any time or from time to time after the Re-Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options Or, in the case of Convertible Securities and Options for Convertible Securities, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

               (a) no further adjustments in the Purchase Price shall be made upon the subsequent issue of such Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

               (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to

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the Corporation, or decrease or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Purchase Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Purchase Price shall affect Common Stock previously issued upon conversion of the Convertible Securities);

          (c) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Purchase Price computed upon the original issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

               (1) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

               (2) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to subsection (iv) hereof upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

          (d) no readjustment pursuant to paragraph (b) or (c) above shall have the effect of increasing the Purchase Price to an amount which exceeds the lower of: (1) the Purchase Price on the original adjustment date, or (2) the Purchase Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

          (e) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Purchase Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in paragraph
(c) above; and

          (f) in the event that any adjustment described in this subsection (ii) is made to any Additional Shares of Common Stock that were originally issued (or deemed issued)

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for a consideration per share equal to or in excess of the Purchase Price then in effect that, had such adjustment been made prior to such original issue date (or deemed original issue date) would have caused such Additional Shares of Common Stock to be issued for a consideration per share less than the Purchase Price then in effect, then such Additional Shares of Common Stock shall be deemed to have been issued as of the date of any such adjustment.

          (iii) ADJUSTMENT OF PURCHASE PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event this Corporation, at any time after the Re-Issue Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subsection (ii)) without consideration or for a consideration per share less than the Purchase Price in effect on the date of and immediately prior to such issue, then and in such event, the Purchase Price shall be adjusted, concurrently with such issue, to a price equal to the quotient obtained by dividing:

               (a) the total number of shares of Common Stock outstanding immediately prior to such issuance multiplied by the Purchase Price in effect immediately prior to such issuance, plus the consideration received by the Corporation upon such issuance, by.

               (b) the total number of shares of Common Stock outstanding immediately prior to such issuance plus the Additional Shares of Common Stock issued in such issuance.

For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all outstanding shares of Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance and all outstanding Options had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date, but not including in such calculation any additional shares of Common Stock issuable with respect to outstanding shares of Convertible Securities or Options solely as a result of the adjustment of the respective conversion prices (or other conversion ratios) resulting from the issuance of the Additional Shares of Common Stock causing the adjustment in question. All of the above calculations shall be made to the nearest cent.

          (iv) DETERMINATION OF CONSIDERATION. For purposes of subsection (ii) above, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

               (a) CASH AND PROPERTY. Such consideration shall:

                    (1) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                    (2) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                    (3) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in subparagraphs (1) and (2) above, as determined in good faith by the Board of Directors.

               (b) OPTIONS AND CONVERTIBLE SECURITIES. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to subsection (ii), relating to Options and Convertible Securities shall be determined by dividing:

                    (1) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                    (2) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities

     2. ADJUSTMENTS TO PURCHASE PRICE FOR STOCK DIVIDENDS AND FOR COMBINATIONS OR SUBDIVISIONS OF COMMON STOCK. In the event that the Corporation at any time or from time to time after the Re-Issue Date shall declare or pay, without consideration, any dividend on the Common Stock payable in shares of Common Stock or in any right to acquire shares of Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in shares of Common Stock or in any right to acquire shares of Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Purchase Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that the Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire shares of Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in shares of Common Stock in an amount equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock. The owner of this Warrant Certificate and the Corporation acknowledge and agree that this Warrant Certificate, as currently amended and restated, reflects the Corporation's reverse stock split which was effected in connection with the issuance of the Series C Convertible Preferred Stock.

     3. ADJUSTMENTS FOR RECLASSIFICATION AND REORGANIZATION. If the Common Stock issuable upon exercise of these Warrants shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 2 above) the Purchase Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that these Warrants shall thereafter be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been received by the holders upon conversion of the Series B Preferred Stock immediately before that change.

     4. CERTIFICATES AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Purchase Price pursuant to Sections 1,2 or 3, as applicable, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the holder a certificate executed by the Corporation's President, Executive Vice President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

     5. NOTICES OF RECORD DATE. In the event that the Corporation shall propose at any time prior to the exercise of the Warrants evidenced by this Warrant
Certificate: (a) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other' rights;
(c) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (d) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders:

          (i) at least twenty (20) days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in Subsections (c) or (d) of this Section 5; and

          (ii) in the case of the matters referred to in Subsections (c) or (d) of this Section 5, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

     6. ISSUE TAXES The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on exercise of this Warrant pursuant to the terms hereof; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

     7. FRACTIONAL SHARES. No fractional share of Common Stock shall be issued upon the exercise of the Warrants evidenced by this Warrant Certificate. All shares of Common Stock

(including fractions thereof) issuable upon exercise of the Warrants evidenced by this Warrant Certificate shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

     8. NOTICES. Any notice required by the provisions of this Warrant Certificate to be given to its holder shall be deemed given if deposited in the United States mail, postage prepaid, or if sent by facsimile or delivered personally by hand or nationally recognized courier and addressed to each holder of record at such holder's address or facsimile number appearing in the records of the Corporation.

     9. COVENANTS AND REPRESENTATIONS. The Corporation covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon exercise of the Warrants evidenced by this Warrant Certificate, such number of shares of Common Stock as shall from time to time be issuable upon the exercise of these Warrants; and if at any time the number of authorized but unissued and issued but not outstanding shares of the Common Stock, on a fully diluted basis, shall not be sufficient to effect the exercise of these Warrants at the Purchase Price then in effect, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued or issued but not outstanding shares of the Common Stock to such number of shares as shall be sufficient for such purpose. The Corporation represents that all shares of Common Stock which shall be so issuable, when issued upon conversion of these Warrants, shall be duly and validly issued, fully-paid and non-assessable.

     10. RIGHTS OF HOLDER. No holder of this Warrant Certificate shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Corporation which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder hereof, as such, any of the lights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise), or except as provided above, to receive notice of meetings, or to receive dividends of subscription rights or otherwise, until the Warrants evidenced by this Warrant Certificate shall have been exercised.

     11. TRANSFER ABILITY OF WARRANT. Every holder of this Warrant Certificate by accepting the same consents and agrees with the Corporation that:

          (a) Until the termination of the Investors Rights' Agreement dated as of the Re-Issue Date (or any successor agreements), the holder shall not transfer this Warrant Certificate or the Common Stock purchasable upon the exercise of the Warrants evidenced hereby to a "Competitor" (as defined in the Investors Rights Agreement) of the Corporation, and any direct or indirect attempted transfer to such a Competitor shall be null and void AB INITIO;

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          (b) The Warrants evidenced by this Warrant Certificate are transferable only on the registry books of the Corporation if surrendered at the principal office of the Corporation, duly endorsed, or accompanied by a proper instrument of transfer; and

          (c) The Corporation may deem and beat the person in whose name the Warrant Certificate is registered as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificates made by anyone other than the Corporation) for all purposes whatsoever, and the Corporation shall not be affected by any notice to the contrary.

     12. INCIDENTAL REGISTRATION. In the event that (but without any obligation to do so) the Corporation proposes to register any shares of Common Stock in connection with the public offering of such shares solely for cash on any form of registration statement in which the inclusion of the Common Stock is appropriate (other than a registration pursuant to a registration statement on Form S-4 or Form S-8 (or any successor forms) or any form that does not include substantially the same information, other than information relating to the selling holders or their plan of distribution, as would be required to be included in a registration statement under the Securities Act of 1933, as amended, covering the sale of Common Stock), the Corporation shall promptly give the holder of this Warrant Certificate written notice of such registration at least thirty (30) days before the anticipated filing date of any such registration statement. Upon the written request of any holder within fifteen
(15) days after the receipt by such holder of such notice from the Corporation, the Corporation shall cause to be registered under the Securities Act all of the Common Stock that such holder has so requested to be registered; provided, however that if the underwriter(s) advise the holder in writing that marketing or other factors require that less than 100% of the shares of Common Stock requested by the holder be included in the underwriting, then the Corporation shall so advise the holder. The Corporation shall not be required to proceed with, or maintain the effectiveness of, any registration of its securities after giving the notice herein provided, and the right of any holder to have Common Stock included in such registration statement shall be conditioned upon participation in any such underwriting to the extent so allowed. The Corporation shall not be required to include any Common Stock in such underwriting unless the holder enters into an underwriting agreement with the underwriter(s) selected by the Corporation in customary form, and upon terms and conditions agreed upon between the Corporation and such underwriter(s).

     13. CASHLESS EXERCISE. The holder of the Warrants represented by this Warrant Certificate may elect to exercise such Warrants without any payment by certified check by surrendering this Warrant Certificate at the offices of the Corporation, together with the Notice of Exercise indicating an election pursuant to this Section 13. In such event the Corporation shall issue to such holder that number of shares of Common Stock as is calculated according to the following formula:

    Y (A-B)
X = -------
       A

Where: X = the number of shares of Common Stock to be issued to the holder.

          Y= the number of shares of Common Stock which may be purchased upon exercise of this Warrant.

          A= the fair market value of one share of Common Stock.

          B= Purchase Price.

     As used herein, the fair market value of the Common Stock shall mean, with respect to each share of Common Stock, the average of the closing prices of the Corporation's Common Stock sold on all securities exchanges on which the Common Stock may at the time be listed (including, for this purpose, the Nasdaq National Market), or, if at any time the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq System as of 4:00 p.m., St. Louis, Missouri, time, or, if at any time the Common Stock is not quoted in the Nasdaq System, the average of the highest bid and lowest asked price in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case on the day on which the Notice of Exercise is received or if no sales of the Common Stock have occurred on such date, on the next preceding date on which there were such sales. If at any time the Common Stock is not listed on any securities exchange or quoted in the Nasdaq System or the over-the-counter market, the fair market value of the Common Stock shall be determined in good faith by the Board of Directors, unless (i) the Corporation shall become subject to a merger, acquisition or other consolidation pursuant to which the Corporation is not the surviving party, in which case the fair market value of the Common Stock shall be deemed to be the value received by the holders of the Corporation's Common Stock for each share of Common Stock pursuant to the Corporation's acquisition; or (ii) the holder shall purchase such shares in conjunction with the initial underwritten public offering of the Corporation's Common Stock pursuant to a registration statement filed under the Securities Act of 1933, in which case, the fair market value of the shares of Common Stock which may be purchased upon exercise of this Warrant shall be the price at which all registered shares of Common Stock are sold to the public in such offering. The Corporation agrees to advise the holder, within thirty days after receiving such holder's written request therefor, of the fair market value of the Common Stock for purposes of enabling the holder to determine whether it wishes to exercise the Warrants evidenced by this Warrant Certificate in accordance with this Section 13. Notwithstanding anything to the contrary, a holder's sole remedy in the event of disagreement regarding the fair market value of the Common Stock shall be to withdraw such holder's request to exercise pursuant to this Section 13, in which event such holder may, in such holder's discretion, purchase such shares by certified check or other cash payment, as set forth above.

          THIS WARRANT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE STATE OF MISSOURI, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.

          Any legal action or proceeding with respect to this Warrant may be brought in the courts of the City of St. Louis, State of Missouri, or of the United States of America for the Eastern District of Missouri in St. Louis, Missouri, and, by execution and issuance or acceptance of this Warrant, the Corporation and the holder of this Warrant hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Corporation and the holder of this Warrant further irrevocably consents to the service of process out of any of the aforementioned courts in any action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Corporation at its principal executive offices and to the holder of this Warrant at its address as it appears on the Corporation's records (or such other address as may be indicated by the holder of this Warrant upon written notice to the Corporation), such service to become effective seven days after such mailing. Nothing herein shall affect the right of the Corporation or the holder of this Warrant to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed in any other jurisdiction. The Corporation and the holder of this Warrant further hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Warrant brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed and issued by its duly authorized officer as of June 27, 2002.

                                       METAPHORE PHARMACEUTICALS, INC.


                                       By:
                                           -------------------------------------
                                       Title:
                                              ----------------------------------

ATTEST:


By:
    ------------------------------
Title:
       ---------------------------

ACCEPTED AND ACKNOWLEDGED


----------------------------------

                          FORM OF ELECTION TO PURCHASE

     (TO BE EXECUTED IF HOLDER DESIRES TO EXERCISE THE WARRANT CERTIFICATE.)

To MetaPhore Pharmaceuticals, Inc.

          The undersigned hereby irrevocably elects to exercise the _________________ Warrants represented by this Warrant Certificate to purchase the shares of Common Stock purchasable upon the exercise of such Warrants and requests that certificates for such shares be issued in the name of:

Please insert social security
or other identifying number:

________________________________________________________________________________
                         (Please print name and address)

_________ I have accompanied this Notice of Election with a certified check or other means of cash payment acceptable to the Corporation in the amount equal to the aggregate Purchase Price, representing payment in full for such exercise.

_________ I elect to exercise the ______________ Warrants represented by this Warrant Certificate pursuant to Section 13 hereof.

Dated: _____________, 20__


                                        ----------------------------------------
                                        Signature

                                        (SIGNATURE MUST CONFORM IN ALL RESPECTS
                                        TO NAME OF HOLDER AS SPECIFIED ON THE
                                        FACE OF THIS WARRANT CERTIFICATE)

                               FORM OF ASSIGNMENT

         (TO BE EXECUTED BY THE REGISTERED HOLDER IF SUCH HOLDER DESIRES
                      TO TRANSFER THE WARRANT CERTIFICATE.)

FOR VALUE RECEIVED _____________________________________________________________
hereby sells, assigns and transfers unto _______________________________________
______________________________________________________ this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint________________________________________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Corporation, with full power of substitution.

Dated: __________, ____


                                        ----------------------------------------
                                        Signature

                                        (SIGNATURE MUST CORRESPOND IN ALL
                                        RESPECTS TO THE NAME OF HOLDER AS
                                        SPECIFIED ON THE FACE OF THIS WARRANT
                                        CERTIFICATE).